AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                                      REGISTRATION NO. _________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                             FREESTAR TECHNOLOGIES
             (Exact Name of Registrant as Specified in Its Charter)

          NEVADA                                                 88-0446457
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                            16130 Ventura Blvd., Suite 600
                                   Encino, CA 91436
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------

                              Consulting Agreement
                            (Full Title of the Plan)
                              --------------------

                         Resident Agents of Nevada, Inc.
                           711 S. Carson Street, Suite 4
                              Carson City, NV 89701

           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Dennis H. Johnston, Esq.
                             16130 Ventura Blvd., Suite 600
                             Encino, CA 91436
                            Telephone: (818) 907-3353

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Securities     Amount to be  Proposed Maximum  Proposed   Amount
to be Registered        Registered    Offering Price    maximum    of
                                      per share (1)     aggregate  Registration
                                                        Offering   Fee (2)
                                                        Price
-------------------     -----------  -------------    -----------  -----------
Common Stock,
par value $0.001        4,000,000     $.10 (1)         $400,000    $180.00 (2)
-------------------     -----------  -------------    -----------  -----------

TOTAL REGISTRATION FEE:  $180.00

(1) Represents shares of Common Stock issued to consultants to the Company. Please refer to the Selling Shareholders section of this document.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                EXPLANATORY NOTE

Freestar Technologies ("FSTI") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to certain selling shareholders.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

FSTI will send or give the documents containing the information specified in
Part 1 of Form S-8 to consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). FSTI does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                                   PROSPECTUS

                              FREESTAR TECHNOLOGIES
                         16130 Ventura Blvd., Suite 600
                                Encino, CA 91436
                            Telephone: (818) 907-3353

                        4,000,000 SHARES OF COMMON STOCK

The shares of common stock, $0.001 par value per share, of Freestar Technologies ("FSTI" or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholders provided to FSTI in connection with the recent purchase of the assets of Epaylatina.

The sales may occur in transactions on the over-the-counter market maintained by Nasdaq at prevailing market prices or in negotiated transactions. FSTI will not receive proceeds from any of the sale the Shares. FSTI is paying for the expenses incurred in registering the shares except with respect to the legal fees incurred in connection therewith, which have been waived by our counsel in connection with this registration statement.

The shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under this prospectus. The prospectus has been prepared for the purpose of registering the shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

FSTI's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "FSTI."

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                 August 15, 2001

                                TABLE OF CONTENTS

               Where You Can Find More Information               3
               Incorporated Documents                            3
               The Company Business                              4
               Risk Factors                                     10
               Use of Proceeds                                  12
               Selling Shareholders                             13
               Plan of Distribution                             13
               Legal Matters                                    13
               Experts                                          13
                            ------------------------

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

FSTI is required to file an annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at april the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows FSTI to "incorporate by reference" information into this prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

The following documents filed by FSTI are incorporated herein by reference:

1.       The Annual Report, Form 10KSB filed on April 2, 2001;
2.       The Quarterly Report, Form 10Q filed on August 9, 2001;
3. A Special Report, Form 8-K filed on July 25, 2001 reporting that the Company had divested itself of Sewcal Logo, Inc. and had entered into a binding letter of intent to purchase Epaylatina.
4. A Special Report, Form 8-K filed on August 13, 2001 reporting that the Company had purchased the assets of EPaylatina.
5. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Prospectus incorporates). Requests should be directed to the Chief Financial Officer at FSTI's executive offices, located at 16130 Ventura Blvd., Suite 600 in Encino, CA 91436, Telephone: (818) 907-3353.

                              THE COMPANY BUSINESS

History of the Company
----------------------

The Company was organized on August 2, 1997 under the laws of the State of Delaware as Interstate Capital Corporation. The Company at that time had no operations and was considered a development stage company. On November 17, 1999, the Company caused a Nevada corporation to be formed under the name of Freedom Surf, Inc. which then merged with Interstate Capital Corporation for the purpose of changing the corporate domicile to Nevada.

Previously, on April 5, 1999, Interstate Capital Corporation had completed a public offering that was exempt from Federal registration under Regulation D, Rule 504 of the Securities & Exchange Act of 1933, as amended. The Company sold 5,000,000 shares of common stock at a price of $.001 per share raising a total of $5,000.00.

The SOCAL Transaction
---------------------

Effective January 4, 2000, the Company, then known as Freedom Surf, acquired all of the issued and outstanding shares of stock in Southern California Logo, Inc. ["SOCAL"]. The contract was executed on May 12, 2000 but was deemed effective for purposes of reporting income and expense as of January 4, 2000.

SOCAL was acquired through a structured acquisition under the terms of which the former owners of SOCAL, Rick & Judy Songer, received a total of 900,000 shares of stock. They, in turn, transferred a total of 13,150 shares to some long time employees. Judy Songer retained a total of 236,850 shares of common stock in Freestar and Rick Songer owns a total of 650,000 shares. Additionally, the Company then known as Freedom Surf was to pay a total of $800,000 in cash to the Songers. $500,000 of that amount was paid in August, 2000 and the balance is still owed.

Effective April 30, 2001, the Board of Directors entered into an agreement with the Songers whereby the assets of SOCAL were returned to them and they were allowed to retain the stock that had been issued in Freestar and were also allowed to keep the $500,000 which Freestar had invested in SOCAL.

As a result of the write-off of the payment to SOCAL of $500,000 during the period ended June 30, 2001, the Company was required to take a one time reduction in retained earnings of that amount leaving a deficit of ($457,633) rather than retained earnings of $42,467 but for the write-off.

The Costa Rican Equipment Transaction
-------------------------------------

On December 10, 1999, Freedom Surf reported that it had purchased equipment (the "Equipment") to manufacture neoprene wet suits which was stored in Costa Rica. Freedom Surf valued the Equipment at $5,180,000. Freedom Surf did not obtain a report from a licensed independent appraiser. However, Raece Richardson, then President of Freedom Surf, arranged for an appraisal of this Equipment by a local appraiser of boats who valued the Equipment at $5,180,000.00. Freedom Surf then issued 969,000 shares of its common stock to the seller of the Equipment, STS de Costa Rica, S.A. ["STS"], and also issued a promissory note in the amount of $335,000 to the same company.

On October 19, 2000, Freedom Surf reported that it had sold the Equipment to Ronbridge Investments Limited, a Hong Kong company ("Ronbridge") for $4,750,000, accepting a down payment of $750,000 in cash which was received on August 31, 2000 and a promissory note for the balance of $4,000,000. At the time of the sale, the only shareholder and President of Ronbridge was Raece Richardson's father. At the time, Raece Richardson was a principal shareholder of Freedom Surf. At the time the transaction was completed on the sale of the Equipment, Ronbridge did not have sufficient resources to pay the amount due on the balance of $4,750,000. Also, neither Freedom Surf nor Ronbridge had the capacity to pay the promissory note to the original owner of the Equipment who was still owed $335,000.

Based on advice from outside consultants, the equipment transaction was structured so that Pacific Standard Financial Group, Inc. ["Pacific"] acquired the Equipment from STS and resold it to the Freedom Surf.

Pacific is believed to have purchased the Equipment from STS for the same consideration that the Company agreed to pay Pacific except that the promissory note issued by Pacific to the STS was in the original principal amount of $300,000. Pacific transferred the 969,000 shares to STS and also executed a promissory note to STS for $300,000, as noted.

After this transaction, Freedom Surf never took possession of the Equipment and it remained in storage under the control of STS. As a part of the agreement, Freedom Surf was required to pay storage fees but never paid them. Also, Freedom Surf never paid Pacific the $335,000 which was owed and Pacific, in turn, never paid STS the $300,000 which was owed to them. On November 16, 2000, Freedom Surf received a notice ("Notice") from STS declaring a default. The Notice stated that STS was terminating the agreement. STS returned the 969,000 shares of common stock and has not given any indication that it would bring suit for the monies owed to it. They have accepted the Equipment in lieu of payment.

Finally, Freedom Surf informed Ronbridge that it was not in a position to refund Ronbridge the $750,000 which it received as a down payment on the sale of the Equipment.

Changes in the Board of Directors
---------------------------------

On December 8, 2000, Freedom Surf reported on Form 8-K to the Securities & Exchange Commission that the above described situation had occurred.

On January 23, 2001, a group of shareholders who had formed a committee known as the Committee for Corporate Governance, Larinda Nilsen, Chairman, filed a Preliminary Proxy Statement [PRE 14a] with the Securities & Exchange Commission stating that they intended to call a special meeting of the shareholders for the purpose of removing the remaining members of the Board and electing new Board members.

Prior to the filing of this Preliminary Proxy Statement, certain members of the Board of Directors had already resigned. On December 1, 2000, John W. Cruickshank resigned as a member of the Board of Directors of the Company. Shortly thereafter, Holly Richardson, another member of the Board resigned leaving two members of the Board, Rick Songer and David McKenzie.

The remaining Board members, Rick Songer & David McKenzie met in a special meeting of the Board of Directors on February 2, 2001 to consider the matters raised by the Preliminary Proxy Statement which had been filed by Larinda Nilsen. Both Rick Songer and David McKenzie tendered their resignation as members of the Board of Directors, those resignations to become effective on February 5, 2001 at 12:00 P.M. Pacific Standard Time. Prior to their resignations becoming effective, pursuant to Article II, Section 2 of the By Laws of the corporation, the resigning Board elected new members to replace the present Board until the next annual meeting of the shareholders, those persons to become Board members effective on February 5, 2001 at 12:00 P.M. Pacific Standard Time.

Article II, Section 2 of the By Laws of the corporation provides as follows:

     "SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify."

The new members of the Board of Directors who were elected to serve until the next Annual Meeting of the Shareholders were: Charles Cortland Hooper, Arthur F. Wigand and James L. Flippen.

Then on June 28, 2001, Mr. Hooper, Mr. Wigand and Mr. Flippen all resigned and Dennis Johnston was appointed sole director.

Mr. Johnston then acted to appoint two other new directors, Paul Egan and his brother, Ciaran Egan as members of the Board and they, in turn elected officers for the Company.

The following is the name, ages and biographical information on the newly appointed Directors and officers of the corporation:

Dennis H. Johnston, Age 48, Interim Chief Executive Officer, Secretary
                            & Director

Mr. Johnston is an attorney licensed to practice in the State of California and has been acting for the last 20 years as an attorney specializing in the representation of corporations and financial institutions. He has assisted in organizing and financing numerous private and publicly traded companies and has handled mergers and acquisitions with a total value of in excess of $3 billion. Mr. Johnston received degrees in business and economics from the University of California at Los Angeles and a law degree from Loyola University in Los Angeles where he was the editor of the law review. He is a former partner of the law firm of Manatt, Phelps, Rothenberg & Tunney and was also with Wyman, Bautzer, Kuchel and Silbert at one time.

Paul Egan, Age 38, Chief Executive Officer, Director and Chairman of
                   The Board of Directors

Mr. Egan is currently the President and Chief Executive Officer of EPAYLATINA S.A., a company which has developed it own secure electronic payment device. Mr. Egan was born in Dublin, Ireland in 1963, is a graduate from Terenure College Dublin in 1981, studied Construction Management in Birmingham, England, worked for Trafalgar House Construction Division, on Major Projects in London EC2 Banking Districts. In 1992, he was recruited by the South African Firm ENGEN to oversee the New Project Division after their acquisition of Mobil Oil South Africa and to implement the new company's construction projects and corporate identity. In 1997, Mr. Egan moved to Santo Domingo in the Dominican Republic where he became Vice-President of Inter-Leisure, S. A. In 2000 he founded ePaylatina.

Ciaran Egan, Age 37, Chief Financial Officer and Director

Mr. Egan is Chief Financial Officer of ePaylatina S.A., is the brother of Paul Egan, also born in Dublin, Ireland in 1964. He graduated from Terenure College Dublin in 1982 from the College of Commerce Rathmines Dublin from 1982 to 1986, took up a position as sales manager of Sellrange Ltd (Ireland) in 1986, was promoted to National Sales Director in 1988 increasing sales from $8 million to $15 million pounds sterling and became managing director in 1990. He was recruited by Medipro International Recruitment based in Johannesburg, South Africa in 1994 as Managing Director, with the central focus on establishing new markets in the Middle East, United Kingdom and Ireland. He was successful in obtaining and completing contracts with the Ministry of Defense and Aviation in Saudi Arabia and the United Arab Emirates. He was also responsible for successfully implementing contracts with the National Health Services in the United Kingdom and several private institutions in Ireland. He relocated to the Dominican Republic in 2000 to become Senior Vice President of ePaylatina S.A.

The Company=s present business
------------------------------

On Friday, August 10, 2001, Freestar Technologies [Freestar] purchased all of the assets of EPaylatina, S.A. in exchange for 1,000,000 shares of Series A preferred stock in Freestar. The Series A shares are convertible into 12,000,000 shares of common stock in Freestar. Conversion can occur upon the certification after 12 months that Freestar has a before tax profit of at least $1,000,000 at which time, 1/3rd of the preferred shares become convertible into common. Then, on each 12 month anniversary date, again on certification of before tax profits of at least $1,000,000, another 1/3rd of the preferred shares will convert to common until all of the preferred stock has been converted. The preferred stock was issued pursuant to Section 4(2) of the Securities Act of 1934, as amended [the Act], and was disbursed to Paul Egan, the owner of EPaylatina, S.A. The Preferred stock is voting and each share receives 12 votes on any issue brought before the shareholders.

Total assets transferred to Freestar by this transaction totaled $1,297,902 less liabilities of EPaylatina which Freestar assumed totaling $18,108.

EPAYLATINA developed a card swipe terminal called the Card Device that works in conjunction with Windows computers enabling consumers to consummate secure e-commerce transactions over the internet using credit, debit, ATM (with PIN) or smart cards. The system integrates a consumer-side swipe terminal with a back-end tost-processing center. The swipe terminal encrypts sensitive financial data at the consumer's personal computer before sending the data over the internet to a secure third party processing center for decoding and subsequent forwarding to the credit, debit, ATM or smart card information to the online e-merchant.

In addition to EPaylatina's powerful triple DES encryption algorithm that protects financial data when it is sent from the consumer's terminal to the processing center, when a transaction is consummated, the merchant only receives an authorization number. The merchant never receives the consumer's credit card information. This allows for a maximum level of financial security during the EPaylatina transaction.

Freestar management believes that the Card Device represents the future of secure internet based commerce.

Stock Issuances within the last 3 years
---------------------------------------

In the last three years, we have made transactions with our common stock for cash, services, and acquisitions which were not registered under the Securities Act of 1933.

We have issued stock for services rendered for investor relations and other consulting services which were performed by Geneva Group, Inc. 12,500 shares of common stock were issued on November 11, 2000 in lieu of cash payments or in addition to cash payments in certain circumstances.

Additionally, we have issued stock for services for services rendered for investor relations and other consulting services which were performed by World Alliance Consulting, Inc. 349,000 shares of common stock were issued on September 1, 2000 in lieu of cash payments.

On August 4, 2000, we issued stock for consulting services rendered by International Capital Group, LLC which resulted in the issuance of 500,000 shares of common stock in lieu of cash payments.

On August 13, 2001, the Board of Directors authorized the issuance of 4,000,000 shares of common stock to consultants to be registered by the filing of a prospectus and Form S-8 Registration Statement.

Additionally, we have issued stock to acquire assets as follows:

On May 12, 2000, the Company completed the purchase of Southern California Logo, Inc. in exchange for 900,000 shares of common stock which was issued to the prior shareholders of that company, Rick & Judy Songer who gave a portion of the shares to their long time employees.

On August 13, 2001, we issued 1,000,000 shares of series A preferred stock to Paul Egan, the former owner of EPaylatina. This stock is convertible into common stock of the Company on an agenda which allows him to convert 1/3rd of the stock into 12 shares of common stock for each share of preferred on the 12th month anniversary date, that is on or after August 13, 2002, so long as he can certify that FSTI has made a net profit before taxes of at least $1,000,000 during the last 12 month period. Then, additional 1/3rd increments can be converted over the next two years in a like fashion with a like certification for each year.

In all of the transactions shown above, the issuance, delivery and sale of our both common and preferred stock was made pursuant to the asset exchange exemption within the meaning of Section 4(2) of the Act; and we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported above.

We have issued our common stock for services to our employees and others as follows:

Name              Date of Issuance       Number of Shares      Value of Shares at Issuance
--------------    ----------------       ----------------      ---------------------------

John Cruickshank  May 4, 2000           100,000                $10,000

International     Aug. 4, 2000          500,000                $50,000
Capital Group

World Alliance    Aug. 4, 2000          349,000                $34,900
Consulting

Geneva Group      Nov. 11, 2000          12,500                $12,500

The Board of Directors cancelled warrants, options and common stock issued to former officers and directors as follows:

Raece Richardson received a total of 4,000,000 warrants and David McKenzie received a total of 500,000 warrants which were convertible into common stock in the corporation at any time upon the payment of $.01 per share. These warrants were cancelled by the Board of Directors of Freestar on February 5, 2001. Raece Richardson had converted 2,000,000 warrants in October, 2000 but never paid the option price. The Board of Directors cancelled all shares which had been issued pursuant to the exercise of these warrants for failure to properly exercise the warrants or to pay the option price. David McKenzie never attempted to exercise his warrants which have now been cancelled.

The Board of Directors in August, 2000 authorized the issuance of 200,000 warrants to each of the then members of the Board of Directors, Rick Songer, David McKenzie, Holly Richardson and John Cruickshank. These warrants could be exercised over a period of two years on certain specified option dates. All of these warrants were cancelled by the Board of Directors of Freestar on February 5, 2001 prior to any of them ever being exercised.

Additionally, it was discovered by the Board of Directors in February, 2001 that Raece Richardson had caused stock to be issued without the approval of the Board of Directors and without authority to various friends and acquaintances. All of these shares were cancelled by the Board on February 5, 2001. The total number of 3,152,750 common shares were cancelled as a result of this inquiry including the reversal of the shares held by Raece Richardson which had resulted from exercised warrants.

                               RISK FACTORS

In this section we highlight some of the risks associated with the Company's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Prospectus.

CONFLICTS OF INTEREST. Certain conflicts of interest exist between the Company and its officers and directors. They have other business interests to which they devote attention, and they may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties to the Company.

POSSIBLE NEED FOR ADDITIONAL FINANCING. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

NO ASSURANCE OF SUCCESS OR PROFITABILITY. There is no assurance that the Company will continue to generate profits, or that the market price of the Company's Common Stock will be increased thereby.

INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

DIRECTOR'S LIABILITY LIMITED. The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

DEPENDENCE UPON OUTSIDE ADVISORS. To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

LEVERAGED TRANSACTIONS. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

COMPETITION. The present business of the Company is the sale of special devices which encrypt credit card information when sent on the internet. This technology may also be or has already been developed by others and there is the potential for considerable competition in this business arena. The Company may be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company.

NO FORESEEABLE DIVIDENDS. The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this prospectus contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's control.

Actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                 USE OF PROCEEDS

FSTI will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The shares of the Company to which this prospectus relates are being registered by the Selling Shareholders, who acquired the shares pursuant to a consulting agreement in connection with the purchase of the assets of EPaylatina by the Company. The Selling Shareholders may resell all, a portion or none of such shares from time to time.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of August 15, 2001, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

                         NUMBER OF      NUMBER OF                    % OF SHARES
                         SHARES         SHARES         NUMBER OF     OWNED BY
SELLING                  OWNED          REGISTERED BY  SHARES OWNED  SHAREHOLDER
SHAREHOLDERS(1)          BEFORE SALE    PROSPECTUS     AFTER SALE    AFTER SALE
-----------------------  -------------  -------------  ------------  -----------
Dennis H. Johnston (1)   2,000,000      2,000,000          -0-            -0-
2895 Woionwardia Drive
Los Angeles, CA 90077
-----------------------  -------------  -------------  ------------  -----------
Stephan Boylan           2,000,000      2,000,000          -0-            -0-
Calle Jayce, Suite 72
Residential Arboleda, Naco
Santa Domingo, Dominican Republic
----------------------   -------------  -------------  ------------  -----------

(1) Dennis H. Johnston is also a director of the corporation and acted as interim Chief Executive Officer during the transaction when the assets of EPaylatina were acquired by FSTI. He will continue to act as a director of FSTI even though the acquisition has been completed.

                              PLAN OF DISTRIBUTION

The Selling Shareholders may sell the shares for value from time to time under this prospectus in one or more transactions on the Over-the-Counter Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

In addition to any shares sold hereunder, the Selling Shareholders may, at the same time, sell any shares of common stock, including the shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

There is no assurance that the Selling Shareholders will sell all or any portion of the shares offered.

The Company will pay all expenses in connection with this and will not receive any proceeds from sales of any shares by the Selling Shareholders.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Warren J. Soloski, Esq., 11300 W. Olympic Blvd., Suite 800, Los Angeles, CA 90064, Telephone (310) 477-9743.

                                     EXPERTS

The balance sheets as of December 31, 2001 and the statements of operations, shareholders' equity and cash flows for the periods then ended have been incorporated by reference in this Registration Statement in reliance on the report of Donald Harrison, CPA of Ludlow & Harrison, independent accountant, given on his authority as an expert in accounting and auditing.

                                     PART II

     INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

1.       The Annual Report, Form 10KSB filed on April 2, 2001;
2.       The Quarterly Report, Form 10Q filed on August 9, 2001;
3. A Special Report, Form 8-K filed on July 25, 2001 reporting that the Company had divested itself of Sewcal Logo, Inc. and had entered into a binding letter of intent to purchase EPaylatina.
4. A Special Report, Form 8-K filed on August 13, 2001 reporting that the Company had purchased the assets of EPAYLATINA.
5. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Please see discussion under Stock Issuances within the Last 3 Years beginning on Page 8 of the prospectus. Also we provide the following information:

         Our authorized stock consists of 80,000,000 authorized shares of Common Stock, par value $.001 per share, 6,861,500 shares of which were outstanding as of August 13, 2001 prior to the acquisition of the assets of EPaylatina. As of the date of this prospectus, only 4,000,000 shares have been issued additionally, which are being registered hereby. The Company also has authorized 5,000,000 shares of Preferred Stock par value $0.001 per share, of which 1,000,000 shares of Series A preferred are presently outstanding.

Common Stock
------------

         Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         All shares of Common Stock issued and outstanding were fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

         The rights of preferred shareholders is determined at the time a class of preferred stock is issued. Generally, each preferred share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Preferred Stock (i) have equal, ratable rights to dividends from funds legally available; (ii) are entitled to share preferably in all of our assets available for distribution to holders of Preferred Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

         The rights of Series A preferred shareholders is set forth in the prospectus on Page 9 under the discussion of Series A preferred.

Transfer Agent
--------------

The transfer agent is:         First American Stock Transfer, Inc.
                               PO Box 47700
                               Phoenix, AZ 85068-7700
                               Telephone: (602) 485-1346

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     There are no interests of named experts or counsel.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

     The by-laws of FSTI contain the following with regard to the indemnity of officers and directors when discharging their duties on behalf of the Company:

                                   AARTICLE VI

                                    INDEMNITY

     SECTION 1. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of who he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys? fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     SECTION 2. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.@

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The Shares were issued for advisory and legal services rendered. These issuances were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. EXHIBITS

Exhibit  No.       Description
-----------        -----------

3.1 [Incorporated by reference in 10SB/12G filed on January 3, 2000] Articles of Incorporation
3.2 [Incorporated by reference in 10SB/12G filed on January 3, 2000] Bylaws
3.3                Amendment of Articles of Incorporation dated April 1, 1999
3.4 Amendment to Articles of Incorporation increasing Authorization for common shares from 20,000,000 to 80,000,000
4 [Incorporated by reference in Form 8-K filed on August 13, 2001] Certificate of Powers, Designations, Preferences & Rights of Series A Preferred Stock
5 Opinion of Warren J. Solosky with respect to legality of the securities of the Registrant being registered
10.1               Consulting Agreement with Dennis H. Johnston
13.1               [Incorporated by reference in 10KSB filed on April 2, 2001]
                   Annual Report
13.2 [Incorporated by reference in 10QSB filed on August 9, 2001] Quarterly Report for Three Month Period Ended June 30, 2001
23.1               Consent of Donald Harrison, Certified Public Accountant
23.3               Consent of Warren J. Solosky (contained
                   in opinion to be filed as Exhibit 5)

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 16, 2001.

     Freestar Technologies

     /s/ Paul Egan
     -------------------------------
     By: Paul Egan
     Chief Executive Officer & Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 16, 2001.

     /s/ Paul Egan
     -------------------------------
     By: Paul Egan
     Chief Executive Officer & Director

     /s/ Dennis H. Johnston
     -------------------------------
     By: Dennis H. Johnston
     Secretary & Director